Exhibit 99.3

[FORM OF PRELIMINARY PROSPECTUS SUPPLEMENT TO BE USED IN

CONJUNCTION WITH FUTURE RIGHTS OFFERINGS](1)

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated                 , 20    )

Up to [                ]   Shares

New Mountain Finance Corporation

Common Stock

Issuable Upon

Exercise of Rights

New Mountain Finance Corporation (“NMFC”, the “Company”, “we”, “us” and “our”) is a Delaware corporation that was originally incorporated on June 29, 2010. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Our investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. Our first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche. In some cases, our investments may also include equity interests. Our primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance.

The investments that we invest in are almost entirely rated below investment grade or may be unrated, which are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal and such risk of default could reduce our net asset value and income distributions. Our investments are also primarily floating rate debt investments that contain interest reset provisions that may make it more difficult for borrowers to make debt repayments to us if interest rates rise. In addition, some of our debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. Our debt investments may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these securities. This illiquidity may make it more difficult to value our investments.

(1)  In addition to the sections outlined in this form of prospectus supplement, each prospectus supplement actually used in connection with an offering conducted pursuant to the registration statement to which this form of prospectus supplement is attached will be updated to include such other information as may then be required to be disclosed therein pursuant to applicable law or regulation as in effect as of the date of each such prospectus supplement, including, without limitation, information particular to the terms of each security offered thereby and any related risk factors or tax considerations pertaining thereto. This form of prospectus supplement is intended only to provide a rough approximation of the nature and type of disclosure that may appear in any actual prospectus supplement used for the purposes of offering securities pursuant to the registration statement to which this form of prospectus supplement is attached, and is not intended to and does not contain all of the information that would appear is any such actual prospectus supplement, and should not be used or relied upon in connection with any offer or sale of securities.

We are issuing [transferable/non-transferable] rights to our stockholders of record, or record date stockholders, as of [  ] p.m., New York City time, on     , 20 , or the record date. The rights entitle holders of rights, or rights holders, to subscribe for an aggregate of up to [  ] shares of our common stock. Record date stockholders will receive [  ] right(s) for each share of common stock owned on the record date. The rights entitle the holder to purchase [  ] new share(s) of common stock for every [ ] rights held, which we refer to as the basic subscription right[, and record date stockholders who fully exercise their rights will be entitled to subscribe, subject to certain limitations and pro-rata allocation, for additional shares that remain unsubscribed as a result of any unexercised rights.] [In addition, any non-record date stockholder who exercises rights will be entitled to subscribe, subject to certain limitations and pro-rata allocation, for any remaining shares that are not otherwise subscribed for by record date stockholders.]

The subscription price per share will be [describe means of computing subscription price]. Because the subscription price will be determined on the expiration date, stockholders who elect to exercise their rights will not know the subscription price per share at the time they exercise such rights. The rights will expire if they are not exercised by [  ] p.m., New York City time, on     , 20 , the expiration date of this offering, unless extended. We, in our sole discretion, may extend the period for exercising the rights. You will have no right to rescind your subscription after receipt of your payment of the estimated subscription price or a notice of guaranteed delivery except as described in this prospectus supplement or accompanying prospectus.

This offering will dilute the ownership interest and voting power of the common stock owned by stockholders who do not fully exercise their subscription rights. Stockholders who do not fully exercise their subscription rights should expect, upon completion of the offering, to own a smaller proportional interest in us than before the offering. Further, if the net proceeds per share from the offering are at a discount to our net asset value per share, this offering will reduce our net asset value per share.

Our common stock is traded on the New York Stock Exchange under the symbol “NMFC”. On [    ], the last reported sales price on the New York Stock Exchange for our common stock was $[    ] per share.

An investment in NMFC’s common stock is very risky and highly speculative. Shares of closed-end investment companies, including business development companies, frequently trade at a discount to their net asset value. In addition, the companies in which NMFC invests are subject to special risks. See “Risk Factors” beginning on page [   ] of the accompanying prospectus to read about factors you should consider, including the risk of leverage, before investing in NMFC’s common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement and the accompanying prospectus contain important information about NMFC  that a prospective investor should know before investing in NMFC’s common stock. Please read this prospectus supplement and the accompanying prospectus before investing and keep it for future reference. NMFC files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (http://www.sec.gov), which is available free of charge by contacting NMFC by mail at 787 Seventh Avenue, 48th Floor, New York, New York 10019 or on our website at http://www.newmountainfinance.com. Information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement and the accompanying prospectus.

	Per Share	Total(4)
Estimated subscription price(1)	$	$
Sales Load (Underwriting Discounts and Commissions)(2)(3)	$	$
Proceeds to us (before expenses)(1)(3)	$	$

(1) Estimated on the basis of [describe means of computing subscription price]. See “The Offer—Subscription Price.”.

(2) [In connection with this offering, , the dealer manager for this offering, will receive a fee for its financial advisory, marketing and soliciting services equal to % of the subscription price per share for each share issued pursuant to the exercise of rights[, including pursuant to the over-subscription privilege.]

(3) We estimate that we will incur offering expenses of approximately $ in connection with this offering. We estimate that net proceeds to us after expenses will be $ assuming all of the rights are exercised at the estimated subscription price.

(4) Assumes all rights are exercised at the estimated subscription price.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

[Insert table of contents from the base prospectus]

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide you with different information from that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. The information contained in this prospectus supplement and the accompanying prospectus is complete and accurate only as of their respective dates, regardless of the time of their delivery or sale of our common stock. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information different from or additional to the information in that prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of [transferable/non-transferable] rights to our stockholders of record and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. Please carefully read this prospectus supplement and the accompanying prospectus together with any exhibits and the additional information described under “Available Information” and in the “Summary” and “Risk Factors” sections before you make an investment decision..

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus supplement and the accompanying prospectus and the documents to which we have referred.

In this prospectus supplement, unless the context otherwise requires, references to:

•                  “NMFC”, the “Company”, “we”, “us” and “our” refers to New Mountain Finance Corporation, a Delaware corporation, which was incorporated on June 29, 2010, including, where appropriate, its wholly-owned direct and indirect subsidiaries;

•                  “NMF Holdings” and “Predecessor Operating Company” refers to New Mountain Finance Holdings, L.L.C., a Delaware limited liability company;

•                  “NMF SLF” refers to New Mountain Finance SPV Funding, L.L.C., a Delaware limited liability company;

•                  “SBIC GP” refers to New Mountain Finance SBIC G.P. L.L.C., a Delaware limited liability company;

•                  “SBIC LP” refers to New Mountain Finance SBIC L.P., a Delaware limited partnership;

•                  “Guardian AIV” refers to New Mountain Guardian AIV, L.P.;

•                  “AIV Holdings” refers to New Mountain Finance AIV Holdings Corporation, a Delaware corporation which was incorporated on March 11, 2011, of which Guardian AIV was the sole stockholder;

•                  “Investment Adviser” refers to New Mountain Finance Advisers BDC, L.L.C., our investment adviser;

•                  “Administrator” refers to New Mountain Finance Administration, L.L.C., our administrator;

•                  “New Mountain Capital” refers to New Mountain Capital Group, L.L.C. and its affiliates;

•                  “Predecessor Entities” refers to New Mountain Guardian (Leveraged), L.L.C. and New Mountain Guardian Partners, L.P., together with their respective direct and indirect wholly-owned subsidiaries prior to our initial public offering;

•                  “NMFC Credit Facility” refers to our Senior Secured Revolving Credit Agreement with Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Stifel Bank & Trust, dated June 4, 2014, as amended (together with the related guarantee and security agreement);

•                  “Holdings Credit Facility” refers to NMF Holdings’ Second Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association, dated December 18, 2014;

•                  “Predecessor Holdings Credit Facility” refers to NMF Holdings’ Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association, dated May 19, 2011, as amended

•                  “SLF Credit Facility” refers to NMF SLF’s Loan and Security Agreement with Wells Fargo Bank, National Association, dated October 27, 2010, as amended;

•                  “Convertible Notes” refers to our 5.00% convertible notes due 2019 issued on June 3, 2014 and September 30, 2016 under an indenture dated June 3, 2014 (the “Indenture”), between us and U.S. Bank National Association, as trustee; and

•                  “Unsecured Notes” refers to our 5.313% unsecured notes due May 15, 2021 issued on May 6, 2016 and September 30, 2016 to institutional investors in a private placement.

For the periods prior to and as of December 31, 2013, all financial information provided in this prospectus supplement reflects our organizational structure prior to the restructuring on May 8, 2014 described under “Description of Restructuring” in the accompanying prospectus, where NMF Holdings functioned as the operating company.

Overview

We are a Delaware corporation that was originally incorporated on June 29, 2010 and completed our initial public offering (“IPO”) on May 19, 2011. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). As such, we are obligated to comply with certain regulatory requirements. We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”). We are also registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Investment Adviser is a wholly-owned subsidiary of New Mountain Capital. New Mountain Capital is a firm with a track record of investing in the middle market and with assets under management of approximately $[         ](1), which includes total assets held by us. New Mountain Capital focuses on investing in defensive growth companies across its private equity, public equity and credit investment vehicles. The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services. The Administrator, a wholly-owned subsidiary of New Mountain Capital, provides the administrative services necessary to conduct our day-to-day operations.

Our wholly-owned subsidiary, NMF Holdings, is a Delaware limited liability company whose assets are used to secure NMF Holdings’ credit facility. For additional information about our organizational structure prior to May 8, 2014, see “Description of Restructuring” in the accompanying prospectus. NMF Ancora Holdings Inc. (“NMF Ancora”), NMF QID NGL Holdings, Inc. (“NMF QID”) and NMF YP Holdings Inc. (“NMF YP”), our wholly-owned subsidiaries, are structured as Delaware entities that serve as tax blocker corporations which hold equity or equity-like investments in portfolio companies organized as limited liability companies (or other forms of pass-through entities). We consolidate our tax blocker corporations for accounting purposes. The tax blocker corporations are not consolidated for income tax purposes and may incur income tax expense as a result of their ownership of the portfolio companies. Additionally, our wholly-owned subsidiary, New Mountain Finance Servicing, L.L.C. (“NMF Servicing”), serves as the administrative agent on certain investment transactions. SBIC LP, and its general partner, SBIC GP, were organized in Delaware as a limited partnership and limited liability company, respectively. SBIC LP and SBIC GP are our consolidated wholly-owned direct and indirect subsidiaries. SBIC LP received a license from the United States (“U.S.”) Small Business Administration (the “SBA”) to operate as a small business investment company (“SBIC”) under Section 301(c) of the Small Business Investment Act of 1958, as amended (the “1958 Act”). Our wholly-owned subsidiary, NMNLC, a Maryland corporation, was formed to acquire commercial real properties that are subject to “triple net” leases and intends to qualify as a real estate investment trust, or REIT, within the meaning of Section 856(a) of the Code.

(1)                  Includes amounts committed, not all of which have been drawn down and invested to-date, as of [             ], as well as amounts called and returned since inception.

Our investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. Our first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche. In some cases, our investments may also include equity interests. The primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance. Similar to us, SBIC LP’s investment objective is to generate current income and capital appreciation under our investment criteria. However, SBIC LP’s investments must be in SBA eligible companies. Our portfolio may be concentrated in a limited number of industries.

The investments that we invest in are almost entirely rated below investment grade or may be unrated, which are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal and such risk of default could reduce our net asset value and income distributions. Our investments are also primarily floating rate debt investments that contain interest reset provisions that may make it more difficult for borrowers to make debt repayments to us if interest rates rise. In addition, some of our debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. Our debt investments may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these securities. This illiquidity may make it more difficult to value our investments.

As of [        ], our net asset value was $[        ] million and our portfolio had a fair value of approximately $[        ] million in [        ]  portfolio companies, with a weighted average yield to maturity at cost (“Yield to Maturity at Cost”) of approximately [        ]. This Yield to Maturity at Cost calculation assumes that all investments, including secured collateralized agreements, not on non-accrual are purchased at cost on the quarter end date and held until their respective maturities with no prepayments or losses and exited at par at maturity. Adjusted cost reflects the accounting principles generally accepted in the United States of America (“GAAP”) cost for post-IPO investments and a stepped up cost basis of pre-IPO investments (assuming a step-up to fair market value occurred on the IPO date). This calculation excludes the impact of existing leverage. Yield to Maturity at Cost uses the London Interbank Offered Rate (“LIBOR”) curves at each quarter’s end date. The actual yield to maturity may be higher or lower due to the future selection of the LIBOR contracts by the individual companies in our portfolio or other factors.

Recent Developments

[Insert Recent Developments at the Time of the Offering]

The Investment Adviser

The Investment Adviser, a wholly-owned subsidiary of New Mountain Capital, manages our day-to-day operations and provides us with investment advisory and management services. In particular, the Investment Adviser is responsible for identifying attractive investment opportunities, conducting research and due diligence on prospective investments, structuring our investments and monitoring and servicing our investments. We currently do not have, and do not intend to have, any employees. The Investment Adviser also manages New Mountain Guardian Partners II, L.P., a Delaware limited partnership, and New Mountain Guardian Partners II Offshore, L.P., a Cayman Islands exempted limited partnership, (together “Guardian II”), which commenced operations in April 2017. As of [        ], the Investment Adviser was supported by approximately [        ] staff members of New Mountain Capital, including approximately [        ] investment professionals.

The Investment Adviser is managed by a five member investment committee (the “Investment Committee”), which is responsible for approving purchases and sales of our investments above $10.0 million in aggregate by issuer. The Investment Committee currently consists of Steven B. Klinsky, Robert A. Hamwee, Adam B. Weinstein and John R. Kline. The fifth and final member of the Investment Committee will consist of a New Mountain Capital Managing Director who will hold the position on the Investment Committee on an annual rotating basis. Beginning in August 2016, Mathew J. Lori was appointed to the Investment Committee for a one year term. In addition, our executive officers and certain investment professionals of the Investment Adviser are invited to all Investment Committee meetings. Purchases and dispositions below $10.0 million may be approved by our Chief Executive Officer. These approval thresholds are subject to change over time. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in private equity, primary and secondary leveraged credit, private mezzanine finance and distressed debt.

Competitive Advantages

We believe that we have the following competitive advantages over other capital providers to middle market companies:

Proven and Differentiated Investment Style With Areas of Deep Industry Knowledge

In making its investment decisions, the Investment Adviser applies New Mountain Capital’s long-standing, consistent investment approach that has been in place since its founding more than 15 years ago. We focus on companies in defensive growth niches of the middle market space where we believe few debt funds have built equivalent research and operational size and scale.

We benefit directly from New Mountain Capital’s private equity investment strategy that seeks to identify attractive investment sectors from the top down and then works to become a well positioned investor in these sectors. New Mountain Capital focuses on companies and industries with sustainable strengths in all economic cycles, particularly ones that are defensive in nature, that have secular tailwinds and can maintain pricing power in the midst of a recessionary and/or inflationary environment. New Mountain Capital focuses on companies within sectors in which it has significant expertise (examples include software, education, niche healthcare, business services, federal services and distribution & logistics) while typically avoiding investments in companies with products or services that serve markets that are highly cyclical, have the potential for long-term decline, are overly-dependent on consumer demand or are commodity-like in nature.

In making its investment decisions, the Investment Adviser has adopted the approach of New Mountain Capital, which is based on three primary investment principles:

1.              A generalist approach, combined with proactive pursuit of the highest quality opportunities within carefully selected industries, identified via an intensive and structured ongoing research process;

2.              Emphasis on strong downside protection and strict risk controls; and

3.              Continued search for superior risk adjusted returns, combined with timely, intelligent exits and outstanding return performance.

Experienced Management Team and Established Platform

The Investment Adviser’s team members have extensive experience in the leveraged lending space. Steven B. Klinsky, New Mountain Capital’s Founder, Chief Executive Officer and Managing Director and Chairman of our board of directors, was a general partner of Forstmann Little & Co., a manager of debt and equity funds totaling multiple billions of dollars in the 1980s and 1990s. He was also a co-founder of Goldman, Sachs & Co.’s Leverage Buyout Group in the period from 1981 to 1984. Robert A. Hamwee, our Chief Executive Officer and Managing Director of New Mountain Capital, was formerly

President of GSC Group, Inc. (“GSC”), where he was the portfolio manager of GSC’s distressed debt funds and led the development of GSC’s CLOs. John R. Kline, our President and Chief Operating Officer and Managing Director of New Mountain Capital, worked at GSC as an investment analyst and trader for GSC’s control distressed and corporate credit funds and at Goldman, Sachs & Co. in the Credit Risk Management and Advisory Group.

Many of the debt investments that we have made to date have been in the same companies with which New Mountain Capital has already conducted months of intensive acquisition due diligence related to potential private equity investments. We believe that private equity underwriting due diligence is usually more robust than typical due diligence for loan underwriting. In its underwriting of debt investments, the Investment Adviser is able to utilize the research and hands-on operating experience that New Mountain Capital’s private equity underwriting teams possess regarding the individual companies and industries. Business and industry due diligence is led by a team of investment professionals of the Investment Adviser that generally consists of three to seven individuals, typically based on their relevant company and/or industry specific knowledge. Additionally, the Investment Adviser is also able to utilize its relationships with operating management teams and other private equity sponsors. We believe this differentiates us from many of our competitors.

Significant Sourcing Capabilities and Relationships

We believe the Investment Adviser’s ability to source attractive investment opportunities is greatly aided by both New Mountain Capital’s historical and current reviews of private equity opportunities in the business segments we target. To date, a significant majority of the investments that we have made are in the debt of companies and industry sectors that were first identified and reviewed in connection with New Mountain Capital’s private equity efforts, and the majority of our current pipeline reflects this as well. Furthermore, the Investment Adviser’s investment professionals have deep and longstanding relationships in both the private equity sponsor community and the lending/agency community which they have and will continue to utilize to generate investment opportunities.

Risk Management through Various Cycles

New Mountain Capital has emphasized tight control of risk since its inception and long before the recent global financial distress began. To date, New Mountain Capital has never experienced a bankruptcy of any of its portfolio companies in its private equity efforts. The Investment Adviser seeks to emphasize tight control of risk with our investments in several important ways, consistent with New Mountain Capital’s historical approach. In particular, the Investment Adviser:

•                  Emphasizes the origination or purchase of debt in what the Investment Adviser believes are defensive growth companies, which are less likely to be dependent on macro-economic cycles;

•                  Targets investments in companies that are preeminent market leaders in their own industries, and when possible, investments in companies that have strong management teams whose skills are difficult for competitors to acquire or reproduce; and

•                  Targets investments in companies with significant equity value in excess of our debt investments.

Access to Non Mark to Market, Seasoned Leverage Facility

The amount available under the Holdings Credit Facility is generally not subject to reduction as a result of mark to market fluctuations in our portfolio investments. None of our credit facilities mature prior to June 2019. For a detailed discussion of our credit facilities, see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Liquidity and Capital Resources” in the accompanying prospectus.

Market Opportunity

We believe that the size of the market for investments that we target, coupled with the demands of middle market companies for flexible sources of capital at competitive terms and rates, create an attractive investment environment for us.

•      Large pool of uninvested private equity capital available for new buyouts.  We expect that private equity firms will continue to pursue acquisitions and will seek to leverage their equity investments with mezzanine loans and/or senior loans (including traditional first and second lien, as well as unitranche loans) provided by companies such as ours.

•      The leverage finance market has a high level of financing needs over the next several years due to significant bank debt maturities.  We believe that the large dollar volume of loans that need to be refinanced will present attractive opportunities to invest capital in a manner consistent with our stated objectives.

•      Middle market companies continue to face difficulties in accessing the capital markets.  We believe opportunities to serve the middle market will continue to exist. While many middle market companies were formerly able to raise funds by issuing high-yield bonds, we believe this approach to financing has become more difficult as institutional investors have sought to invest in larger, more liquid offerings.

•      Increased regulatory scrutiny of banks has reduced middle market lending.  We believe that many traditional bank lenders to middle market businesses have either exited or de-emphasized their service and product offerings in the middle market. These traditional lenders have instead focused on lending and providing other services to large corporate clients. We believe this has resulted in fewer key players and the reduced availability of debt capital to the companies we target.

•      Conservative loan to value.  As a result of the credit crisis, many lenders are requiring larger equity contributions from financial sponsors. Larger equity contributions create an enhanced margin of safety for lenders because leverage is a lower percentage of the implied enterprise value of the company.

•      Attractive pricing.  Reduced access to, and availability of, debt capital typically increases the interest rates, or pricing, of loans for middle market lenders. Recent primary debt transactions in this market often include upfront fees, original issue discount, prepayment protections and, in some cases, warrants to purchase common stock, all of which should enhance the profitability of new loans to lenders.

Operating and Regulatory Structure

We are a closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act and are required to maintain an asset coverage ratio, as defined in the 1940 Act, of at least 200.0%. We include the assets and liabilities of our consolidated subsidiaries for purposes of satisfying the requirements under the 1940 Act. See “Regulation — Senior Securities” in the accompanying prospectus..

We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a RIC under Subchapter M of the Code. See “Material Federal Income Tax Considerations” in the accompanying prospectus. As a RIC, we generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends if it meets certain source-of-income, distribution and asset diversification requirements. We intend to distribute to our stockholders substantially all of our annual taxable income except that we may retain certain net capital gains for reinvestment.

Risks

An investment in our common stock involves risk, including the risk of leverage and the risk that our operating policies and strategies may change without prior notice to our stockholders or prior stockholder approval. See “Risk Factors” and the other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock. The value of our assets, as well as the market price of our shares, will fluctuate. Our investments may be risky, and you may lose all or part of your investment. Investing in us involves other risks, including the following:

•                  We may suffer credit losses;

•                  We do not expect to replicate the Predecessor Entities’ historical performance or the historical performance of other entities managed or supported by New Mountain Capital;

•                  There is uncertainty as to the value of our portfolio investments because most of our investments are, and may continue to be in private companies and recorded at fair value;

•                  Our ability to achieve our investment objective depends on key investment personnel of the Investment Adviser. If the Investment Adviser were to lose any of its key investment personnel, our ability to achieve our investment objective could be significantly harmed;

•                  The Investment Adviser has limited experience managing a BDC or a RIC, which could adversely affect our business;

•                  We operate in a highly competitive market for investment opportunities and may not be able to compete effectively;

•                  Our investments in securities rated below investment grade are speculative in nature and are subject to additional risk factors such as increased possibility of default, illiquidity of the security, and changes in value based on changes in interest rates;

•                  Our business, results of operations and financial condition depends on our ability to manage future growth effectively;

•                  We borrow money, which could magnify the potential for gain or loss on amounts invested in us and increase the risk of investing in us;

•                  Changes in interest rates may affect our cost of capital and net investment income;

•                  Regulations governing the operations of BDCs will affect our ability to raise additional equity capital as well as our ability to issue senior securities or borrow for investment purposes, any or all of which could have a negative effect on our investment objectives and strategies;

•                  We may experience fluctuations in our annual and quarterly results due to the nature of our business;

•                  Our board of directors may change our investment objective, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse to your interests;

•                  We will be subject to corporate-level U.S. federal income tax on all of our income if we are unable to maintain RIC status under Subchapter M of the Code, which would have a material adverse effect on our financial performance;

•                  We may not be able to pay you distributions on our common stock, our distributions to you may not grow over time and a portion of our distributions to you may be a return of capital for U.S. federal income tax purposes;

•                  Our investments in portfolio companies may be risky, and we could lose all or part of any of our investments;

•                  The lack of liquidity in our investments may adversely affect our business;

•                  Economic recessions, downturns or government spending cuts could impair our portfolio companies and harm our operating results;

•                  The market price of our common stock may fluctuate significantly;

•                  Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our preferred stock;

•                  If we issue preferred stock, the net asset value and market value of our common stock will likely become more volatile; and

•                  Your interest in us may be diluted if you do not fully exercise your subscription rights in this offering.

•                  [Insert any additional risk factors applicable to rights offerings.]

Company Information

Our administrative and executive offices are located at 787 Seventh Avenue, 48th Floor, New York, New York 10019, and our telephone number is (212) 720-0300. We maintain a website at http://www.newmountainfinance.com. Information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider information contained on our website to be part of this prospectus supplement and the accompanying prospectus.

Presentation of Historical Financial Information and Market Data

Historical Financial Information

Unless otherwise indicated, historical references contained in the accompanying prospectus for periods prior to and as of December 31, 2013 in “Selected Financial and Other Data”, “Selected Quarterly Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Senior Securities” and “Portfolio Companies” relate to NMF Holdings. The consolidated financial statements of New Mountain Finance Holdings, L.L.C., formerly known as New Mountain Guardian (Leveraged), L.L.C., and New Mountain Guardian Partners, L.P. are NMF Holdings’ historical consolidated financial statements.

Market Data

Statistical and market data used in this prospectus supplement and the accompanying prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus supplement and the accompanying prospectus. See “Cautionary Statement Regarding Forward-Looking Statements”.

THE RIGHTS OFFERING

The Offer

We are issuing to stockholders of record, or record date stockholders, on        , , or the record date, [  ] [transferable/non-transferable] right(s) for each share of our common stock held on the record date. Each holder of the rights, or rights holder, is entitled to subscribe for [  ] share(s) of our common stock for every rights held [ , which we refer to as the primary subscription right]. We will not issue fractional shares of our common stock upon the exercise of rights; accordingly, rights may be exercised only in multiples of      .

[The rights are transferable and will be listed for trading on [  ] under the symbol “  “ during the course of this offer. See “The Offer.”]

Subscription Price

The subscription price per share will be [describe means of computing subscription price]. [Because the subscription price will be determined on the expiration date, rights holders who decide to acquire shares pursuant to the primary subscription right or pursuant to the over-subscription privilege will not know the actual purchase price of those shares when they make that decision.] See “The Offer—Subscription Price.”

[Over-Subscription Privilege

Record date stockholders who fully exercise all rights issued to them (other than those rights which cannot be exercised because they represent the right to acquire less than [  ] share(s)) are entitled to subscribe for additional shares of our common stock which were not subscribed for by other stockholders, which we refer to as the remaining shares. If sufficient remaining shares of our common stock are available, all record date stockholders’ over-subscription requests will be honored in full. In addition, any non-record date stockholder who exercises rights is entitled to subscribe for remaining shares that are not otherwise subscribed for by record date stockholders. Shares acquired pursuant to the over-subscription privilege are subject to certain limitations and pro-rata allocations. See “The Offer—Over-Subscription Privilege.”]

Purpose of the Offer

[Our Board of Directors has determined that it would be in the best interest of NMFC and its stockholders to increase the capital available for making additional investments, as well as to pay operating expenses, temporarily repay debt and generally enhance our liquidity. We believe that we must have sufficient liquidity available to remain a credible source of capital. This offering will increase the capital available for us to make additional investments.] This offering gives existing stockholders the right to purchase additional shares at a price that is expected to be below market without incurring any commission or charge, while providing us access to additional capital resources. In connection with the approval of this rights offering, our board of directors considered, among other things, the following factors:

•                  the subscription price relative to the market price and to our net asset value per share, including the likelihood that the subscription price will be below our net asset value per share;

•                  the increased capital to be available upon completion of this rights offering for us to make additional investments consistent with our investment objective;

•                  the dilution to be experienced by non-exercising stockholders;

•                  the dilutive effect the offering will have on the dividends per share we distribute subsequent to completion of the offering;

•                  [the terms and expenses in connection with the offering relative to other alternatives for raising capital, including fees payable to the dealer manager;]

•                  the size of the offering in relation to the number of shares outstanding;

•                  [the fact that the rights will be listed on [  ] during the subscription period;]

•                  the market price of our common stock, both before and after the announcement of the rights offering;

•                  the general condition of the securities markets; and

•                  any impact on operating expenses associated with an increase in capital, including an increase in fees payable to the Investment Adviser.

There can be no assurance of the amount of dilution that a stockholder will experience or that the rights offering will be successful.

[The purpose of setting the determination of the subscription price upon the expiration of the offer is to attract the maximum participation of stockholders in the offer, with minimum dilution to non-participating stockholders.]

[The transferable rights will allow non-participating stockholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for the dilution of their interests.]

We cannot assure you that this offering will be successful, or that by increasing the amount of our available capital, our aggregate expenses and, correspondingly, our expense ratio will be lowered. In addition, the management fee we pay to the Investment Adviser is based upon our gross assets, which include any cash or cash equivalents that we have not yet invested in the securities of portfolio companies.

[In determining that this offer is in our best interest and in the best interests of our stockholders, we have retained , the dealer manager for this offer, to provide us with financial advisory, marketing and soliciting services relating to this offer, including advice with respect to the structure, timing and terms of the offer. In this regard, our board of directors considered, among other things, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the effect on us if this offer is not fully subscribed and the experience of the dealer manager in conducting rights offerings.]

[Although we have no present intention to do so, we may, in the future and in our discretion, choose to make additional rights offerings from time to time for a number of shares and on terms which may or may not be similar to this offer, provided that our Board of Directors must determine that each subsequent rights offering is in the best interest of our stockholders. Any such future rights offering will be made in accordance with the 1940 Act.]

[Sale of Rights

The rights are evidenced by a subscription certificate and are transferable until , (or if the offer is extended, until the extended expiration date). The rights will be listed for trading on [  ] under the symbol “ “. We and the dealer manager will use our best efforts to ensure that an adequate trading market for the rights will exist. However, no assurance can be

given that a market for the rights will develop. Trading in the rights on [   ] may be conducted until close of trading on [  ] on , (or, if the offer is extended, until the extended expiration date). See “The Offer—Sale of Rights.”]

Use of Proceeds

We intend to use the net proceeds from this offering for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus, to temporarily repay indebtedness (which will be subject to reborrowing), to pay our operating expenses, to pay distributions to our stockholders/unit holders and for general corporate purposes. See “Use of Proceeds.”

Amendments and Termination

We reserve the right to amend the terms and conditions of this offering, whether the amended terms are more or less favorable to you. We will comply with all applicable laws, including the federal securities laws, in connection with any such amendment. In addition, we may, in our sole discretion, terminate the rights offering at any time prior to delivery of the shares of our common stock offered hereby, if the subscription price is less than [ ]% of the net asset value attributable to a share of common stock disclosed in the most recent periodic report we filed with the SEC. If this rights offering is terminated, all rights will expire without value and the subscription agent will return as soon as practicable all exercise payments, without interest. [No amounts paid to acquire rights on [insert name of any applicable exchange on which rights are listed] or otherwise will be returned.]

Dilutive Effects

Any stockholder who chooses not to participate in the offering should expect to own a smaller interest in us upon completion of the offering. The offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their basic subscription rights. Further, because the net proceeds per share from the offering may be lower than our net asset value per share, the offering may reduce our net asset value per share. The amount of dilution that a stockholder will experience could be substantial.

How to Obtain Subscription Information

•                  Contact your broker-dealer, trust company, bank or other nominee where your rights are held, or

•                  Contact the information agent,   , at    . Broker-dealers and nominees may call     .

How to Subscribe

•                  Deliver a completed subscription certificate and payment to the subscription agent by the expiration date of the rights offering, or

•                  If your shares are held in an account with your broker-dealer, trust company, bank or other nominee, which qualifies as an Eligible Guarantor Institution under Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), have your Eligible Guarantor Institution deliver a notice of guaranteed delivery to the subscription agent by the expiration date of the rights offering.

Subscription Agent

will act as the subscription agent in connection with this offer.

Information Agent

will act as the information agent in connection with this offer. You may contact toll-free with questions at . Broker-dealers and nominees may call      .

[Distribution Arrangements

will act as dealer manager for the offer. Under the terms and subject to the conditions contained in the dealer manager agreement, the dealer manager will provide financial advisory services and marketing assistance in connection with the offer and will solicit the exercise of rights and participation in the over-subscription privilege by our stockholders. The offer is not contingent upon any number of rights being exercised. We have agreed to pay the dealer manager a fee for its financial advisory, marketing and soliciting services equal to % of the subscription price per share for shares issued pursuant to the exercise of rights, including pursuant to the over-subscription privilege. The dealer manager may reallow a portion of its fees to other broker-dealers that have assisted in soliciting the exercise of rights.]

Important Dates to Remember

Record Date
Subscription Period	(1)
Measurement Period for Subscription Price(2)	(1)
Expiration Date	(1)
Deadline for Delivery of Subscription Certificates and Payment for Shares(3)	(1)
Deadline for Delivery of Notice of Guaranteed Delivery(3)	(1)
Deadline for Delivery of Subscription Certificates and Payment for Shares pursuant to Notice of Guaranteed Delivery	(1)
Confirmations Mailed to Participants	(1)
Final Payment for Shares	(1)

(1)                       Unless the offer is extended.

(2)                       The subscription price will be [describe means of computing subscription price].

(3)                       Participating rights holders must, by the expiration date of the offer (unless the offer is extended), either (a) deliver a subscription certificate and payment for shares or (b) cause to be delivered on their behalf a notice of guaranteed delivery.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus supplement and the accompanying prospectus contains a reference to fees or expenses paid by “you”, “NMFC”, or “us” or that “we”, “NMFC”, or the “Company” will pay fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses as an investor in us. However, you will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)	%(1)
Offering expenses borne by us (as a percentage of offering price)	%(2)
Dividend reinvestment plan fees	(3)
Total stockholder transaction expenses (as a percentage of offering price)%
Annual expenses (as a percentage of net assets attributable to common stock):
Base management fees	%(4)
Incentive fees payable under the Investment Management Agreement	%(5)
Interest payments on borrowed funds	%(6)
Other expenses	%(7)
Acquired fund fees and expenses	%(8)
Total annual expenses	%(9)

Example

The following example, required by the SEC, demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our borrowings and annual operating expenses would remain at the levels set forth in the table above. See Note 6 below for additional information regarding certain assumptions regarding our level of leverage.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return	$	$	$	$

The example and the expenses in the tables above should not be considered a representation of future expenses, and actual expenses may be greater or less than those shown.

While the example assumes, as required by the applicable rules of the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. The incentive fee under the Investment Management Agreement, which, assuming a 5.0% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the above example. The above illustration assumes that we will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses and returns to our investors would be higher. For example, if we assumed that we received our 5.0% annual return completely in the form of net realized capital gains on our investments, computed net of all cumulative unrealized depreciation on our investments, the projected dollar amount of total cumulative expenses set forth in the above illustration would be as follows:

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return	$	$	$	$

The example assumes no sales load. In addition, while the examples assume reinvestment of all distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the dividend payment date. The market price per share of our common stock may be at, above or below net asset value. See “Dividend Reinvestment Plan” in the accompanying prospectus for additional information regarding the dividend reinvestment plan.

(1)                                NMFC has agreed to pay the dealer manager a fee for its financial advisory, marketing and soliciting services equal to [  ]% of the aggregate subscription price for the shares issued pursuant to the offer. See “The Offer — Distribution Arrangements.”

(2)                                Amount reflects estimated offering expenses of approximately $[      ], which assumes that the offer is fully subscribed. This amount excludes the fee that we have agreed to pay to the subscription agent, but includes reimbursement for its out-of-pocket expenses related to the offer, estimated to be $[    ]. See “The Offer — Distribution Arrangements.”

(3)                                The de minimis expenses of the dividend reinvestment plan are included in “other expenses.”

(4)                                The base management fee under the Investment Management Agreement is based on an annual rate of [ ]% of our average gross assets for the two most recent quarters, which equals our total assets on the Consolidated Statements of Assets and Liabilities, less (i) the borrowings under the SLF Credit Facility and (ii) cash and cash equivalents. We have not invested, and currently do not invest, in derivatives. To the extent we invest in derivatives in the future, we will use the actual value of the derivatives, as reported on our Consolidated Statements of Assets and Liabilities, for purposes of calculating our base management fee. Since our IPO, the base management fee calculation has deducted the borrowings under the SLF Credit Facility. The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to our existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with the Predecessor Holdings Credit Facility and into the Holdings Credit Facility on December 18, 2014. Post credit facility merger and to be consistent with the methodology since our IPO, the Investment Adviser will continue to waive management fees on the leverage associated with those assets that share the same underlying yield characteristics with investments leveraged under the legacy SLF Credit Facility. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. The base management fee reflected in the table above is based on the [      ] ended [      ] and is calculated without deducting any management fees waived. The annual base management fee after deducting the management fee waiver as a percentage of net assets would be [ ]% based on the [      ] ended [      ]. See “Investment Management Agreement” in the accompanying prospectus.

(5)                                Assumes that annual incentive fees earned by the Investment Adviser remain consistent with the incentive fees earned by the Investment Adviser during the [      ] ended [      ] and includes accrued capital gains incentive fee. These accrued capital gains incentive fees would be paid by us if we ceased operations on [      ] and liquidated our investments at the [      ] valuation. As we cannot predict whether we will meet the thresholds for incentive fees under the Investment Management Agreement, the incentive fees paid in subsequent periods, if any, may be substantially different than the fees incurred during the [      ] ended [      ]. For more detailed information about the incentive fee calculations, see the “Investment Management Agreement” section of the accompanying prospectus.

(6)                                We may borrow funds from time to time to make investments to the extent we determine that additional capital would allow us to take advantage of additional investment opportunities or if the economic situation is otherwise conducive to doing so. The costs associated with these borrowings are indirectly borne by our stockholders. As of [ ], we had $[ ] million, $[ ] million, $[ ] million, $[ ] million and $[ ] million of indebtedness outstanding under the Holdings Credit Facility, the NMFC Credit Facility, the Convertible Notes, the Unsecured Notes and the SBA-guaranteed debentures, respectively. For purposes of this calculation, we have assumed the [ ] amounts outstanding under the credit facilities, Convertible Notes, Unsecured Notes and SBA-guaranteed debentures, and have computed interest expense using an assumed interest rate of [ ]% for the Holdings Credit Facility, [ ]% for the NMFC Credit Facility, [ ]% for the Convertible Notes, [ ]% for the Unsecured Notes and [ ]% for the SBA-guaranteed debentures, which were the rates payable as of [ ]. See “Senior Securities” in the accompanying prospectus.

(7)                                “Other expenses” include our overhead expenses, including payments by us under the Administration Agreement based on the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us under the Administration Agreement. Pursuant to the Administration Agreement, the Administrator may, in its own discretion, submit to us for reimbursement some or all of the expenses that the Administrator has incurred on our behalf during any quarterly period. As a result, the amount of expenses for which we will have to reimburse the Administrator may fluctuate in future quarterly periods and there can be no assurance given as to when, or if, the Administrator may determine to limit the expenses that the Administrator submits to us for reimbursement in the future. However, it is expected that the Administrator will continue to support part of our expense burden in the near future and may decide to not calculate and charge through certain overhead related amounts as well as continue to cover some of the indirect costs. The Administrator cannot recoup any expenses that the Administrator has previously waived. This expense ratio is calculated without deducting any expenses waived or reimbursed by the Administrator. Assuming the expenses waived or reimbursed by the Administrator at [ ], the annual expense ratio after deducting the expenses waived or reimbursed by the Administrator as a percentage of net assets would be [ ]%. For the [      ] ended [ ], we reimbursed our Administrator approximately $[ ] million, which represents approximately [ ]% of our net assets on an annualized basis. See “Administration Agreement” in the accompanying prospectus.

(8)                                The holders of shares of our preferred stock indirectly bear the expenses of our investment in NMFC Senior Loan Program I, LLC (“SLP I”) and NMFC Senior Loan Program II, LLC (“SLP II”). No management fee is charged on our investment in SLP I in connection with the administrative services provided to SLP I. As SLP II is structured as a private joint venture, no management fees are paid by SLP II. Future expenses for SLP I and SLP II may be substantially higher or lower because certain expenses may fluctuate over time.

(9)                                The holders of shares of our common stock indirectly bear the cost associated with our annual expenses.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus supplement involve risks and uncertainties, including statements as to:

•                  our future operating results;

•                  ours business prospects and the prospects of our portfolio companies;

•                  the impact of investments that we expect to make;

•                  our contractual arrangements and relationships with third parties;

•                  the dependence of our future success on the general economy and its impact on the industries in which we invest;

•                  the ability of our portfolio companies to achieve their objectives;

•                  our expected financings and investments;

•                  the adequacy of our cash resources and working capital; and

•                  the timing of cash flows, if any, from the operations of our portfolio companies.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•                  an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•                  a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;

•                  interest rate volatility could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

•                  currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars; and

•                  the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and in our filings with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. However, we will update this prospectus supplement to reflect any material changes to the information contained herein. The forward-looking statements and projections contained in this prospectus supplement are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, or the Securities Act.

SELECTED FINANCIAL AND OTHER DATA

The selected financial data should be read in conjunction with the respective financial statements and related consolidated notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus supplement. Financial information for the years ended December 31, 20   , December 31, 20   , December 31, 20   , December 31, 20    and December 31, 20     has been derived from our financial statements that were audited by [                ], an independent registered public accounting firm. The financial information at and for the [    ] months ended [         ], 20     was derived from our unaudited financial statements and related consolidated notes. In the opinion of management, all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of financial statements for the interim periods, have been included. Our results for the interim periods may not be indicative of our results for any future interim period or the full year. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Senior Securities”, which are included elsewhere in this prospectus supplement and the accompanying in this prospectus, for more information.

[Insert Selected Financial and Other Data of New Mountain Finance Corporation reflecting most recently filed financials prior to the offering.]

RISK FACTORS

Investing in our securities involves a number of significant risks. Before you invest in our securities, you should be aware of various risks, including those described below and those set forth in the accompanying prospectus. You should carefully consider these risk factors, together with all of the other information included in this prospectus supplement and the accompanying prospectus, before you decide whether to make an investment in our securities. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, our net asset value and the trading price of our common stock could decline, and you may lose all or part of your investment. The risk factors described below, together with those set forth in the accompanying prospectus, are the principal risk factors associated with an investment in us as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to ours.

Your interest in NMFC may be diluted if you do not fully exercise your subscription rights in this offering.

Stockholders who do not fully exercise their rights should expect that they will, at the completion of the offer, own a smaller proportional interest in NMFC than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of the offer.

In addition, if the subscription price is less than NMFC’s net asset value per share, then NMFC’s stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offer. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of the rights offering or what proportion of the shares will be purchased as a result of the offer. Such dilution could be substantial.

[Insert risk factors applicable to the rights offering and any additional relevant risk factors not included in the base prospectus to the extent required to be disclosed by applicable law or regulation.]

CAPITALIZATION

The following table sets forth our capitalization as of [         ], 20[  ]:

•                  our actual capitalization at       , 20 ; and

•                  our pro forma capitalization to give effect to the sale of shares of our common stock in this offering, assuming all rights are exercised at the estimated subscription price of $     and our receipt of the estimated net proceeds from that sale.

You should read this table together with “Use of Proceeds” and financial statements and related notes thereto included elsewhere in this prospectus supplement and the accompanying prospectus.

As of [ ], 20[ ]
	Actual	As Adjusted (unaudited )(1)
(in thousands)
Assets:
Cash and cash equivalents	$	$
Investments at fair value
Other assets
Total assets	$	$

Liabilities:
Credit facilities payable	$	$
Other liabilities
Total liabilities	$	$
Net assets	$	$

Stockholders’ equity:
Common stock, par value $0.01 per share; 100,000,000 shares authorized, shares outstanding		$
Capital in excess of par value		$
Total stockholders’ equity		$

(1)                     We may change the size of this offering based on demand and market conditions. A $0.50 increase (decrease) in the assumed offering price per right would increase (decrease) net proceeds to us from this offering by $[ ] million, assuming the number of rights offered by us as set forth on the cover page of this prospectus supplement remains the same, after deducting the underwriting discount and estimated expenses payable by us. Any additional proceeds to us resulting from an increase in the public offering price or the number of rights offered pursuant to this prospectus supplement will increase our cash and cash equivalents on an as adjusted basis and will be used as described in “Use of Proceeds.”

USE OF PROCEEDS

If shares of our common stock are sold at the estimated subscription price of $[ ], the net proceeds of the offer will be approximately $[ ], after deducting dealer manager fees of approximately $[ ] and other expenses related to this offer payable by us estimated at approximately $[ ]. There can be no assurance that all the rights will be exercised in full.

We intend to use the net proceeds from this offering for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus, to temporarily repay indebtedness (which will be subject to reborrowing), to pay our operating expenses, to pay distributions to our stockholders/unit holders and for general corporate purposes, and other working capital needs. We are continuously identifying, reviewing and, to the extent consistent with its investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments.

We estimate that it will take [  ]  to [  ] months for us to substantially invest the net proceeds of this offering, depending on the availability of attractive opportunities and market conditions. However, we can offer no assurance that we will be able to achieve this goal.

Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These temporary investments are expected to provide a lower net return than we hope to achieve from our target investments.

DILUTION

As of , , our net assets were $    million, or approximately $    per share. After giving effect to the sale of shares of our common stock in this offering, assuming all rights are exercised at the estimated subscription price of $    per share, and our receipt of the estimated net proceeds from that sale, our pro forma net asset value would have been approximately $    million, or approximately $    per share, representing an immediate dilution of approximately $    per share to our existing stockholders.

The following table illustrates the dilutive effects of this offering on a per share basis, assuming all rights are exercised at the estimated subscription price of $ per share:

As of ,
	Actual	As Adjusted
Net asset value per common share	$	$

	Months Ended ,
	Actual		As Adjusted
Net increase in net assets resulting from net investment income per common share		$(1)		$(2)
Net decrease in net assets resulting from operations per common share		$(1)		$(2)
Distributions per common share	$			$(3)

(1)                                 Basic and diluted, weighted average number of shares outstanding is .

(2)                                 Assumes that on , , the beginning of the indicated period, (a) all rights were exercised at the estimated subscription price of $ per share and (b) shares of our common stock were issued upon exercise of such rights.

(3)                                 Assumes actual cash distributions divided by adjusted shares, including shares issued upon exercise of rights.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “NMFC”. The following table sets forth, for each fiscal quarter during the last two fiscal years and the current fiscal year to date, the net asset value (“NAV”) per share of our common stock, the high and low closing sale price for our common stock, the closing sale price as a percentage of NAV and the quarterly distributions per share.

[Insert Price Range of Common Stock at the time of offering.]

On [ ], the last reported sales price of our common stock was $[    ] per share. As of [ ], we had approximately [ ] stockholders of record and approximately one beneficial owner whose shares are held in the names of brokers, dealers, funds, trusts and clearing agencies.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from NAV or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV will decrease. Since our initial public offering on May 19, 2011, our shares of common stock have traded at times at both a discount and a premium to the net assets attributable to those shares. As of [ ], our shares of common stock traded at a premium of approximately [ ]% of the NAV attributable to those shares as of [ ]. It is not possible to predict whether the shares offered hereby will trade at, above, or below NAV.

We intend to pay quarterly distributions to our stockholders in amounts sufficient to maintain our status as a RIC. We intend to distribute approximately our entire Adjusted Net Investment Income (defined as net investment income adjusted to reflect income as if the cost basis of investments held at the IPO date had stepped-up to fair market value as of the IPO date) on a quarterly basis and substantially all of our taxable income on an annual basis, except that we may retain certain net capital gains for reinvestment.

We maintain an “opt out” dividend reinvestment plan on behalf of our stockholders, pursuant to which each of our stockholders’ cash distributions will be automatically reinvested in additional shares of our common stock, unless the stockholder elects to receive cash.

We apply the following in implementing the dividend reinvestment plan. If the price at which newly issued shares are to be credited to stockholders’ accounts is equal to or greater than 110.0% of the last determined NAV of the shares, we will use only newly issued shares to implement the dividend reinvestment plan. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock on the NYSE on the distribution payment date. Market price per share on that date will be the closing price for such shares on the NYSE or, if no sale is reported for such day, the average of their electronically reported bid and ask prices.

If the price at which newly issued shares are to be credited to stockholders’ accounts is less than 110.0% of the last determined NAV of the shares, we will either issue new shares or instruct the plan administrator to purchase shares in the open market to satisfy the additional shares required. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market. The number of shares of our common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.

The following table reflects the cash distributions, including dividends and returns of capital, if any, per share that have been declared by our board of directors for the two most recent fiscal years and the current fiscal year to date:

[Insert Distributions at the time of offering.]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information contained in this section should be read in conjunction with the Selected Financial and Other Data and our Financial Statements and notes thereto appearing elsewhere in this prospectus supplement. For the periods prior to and as of December 31, 2013, all financial information provided in this prospectus reflects our organizational structure prior to the restructuring on May 8, 2014 described under “Description of Restructuring” in the accompanying prospectus supplement, where NMF Holdings functioned as the operating company. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to the factors discussed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this prospectus supplement and the accompanying prospectus.

[Insert Management’s Discussion and Analysis of Financial Condition and Results of Operations from most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, prior to the offering.]

THE OFFER

Purpose of the Offer

[Our Board of Directors has determined that it would be in the best interests of NMFC and its stockholders to increase the capital available for making additional investments, as well as to pay operating expenses and generally enhance our liquidity. We believe that we must have sufficient liquidity available to remain a credible source of capital. The offering will increase the capital available for us to make additional investments. The current offering gives existing stockholders the right to purchase additional shares at a price that is expected to be below market without incurring any commission or charge, while providing us access to such additional capital resources. In connection with the approval of this rights offering, our Board of Directors considered, among other things, the following factors:]

•                  the subscription price relative to the market price and to our net asset value per share, including the likelihood that the subscription price will be below our net asset value per share;

•                  the increased capital to be available upon completion of the rights offering for us to make additional investments consistent with our investment objective;

•                  the dilution to be experienced by non-exercising stockholders;

•                  the dilutive effect the offering will have on the dividends per share we distribute subsequent to completion of the offering;

•                  [the terms and expenses in connection with the offering relative to other alternatives for raising capital, including fees payable to the dealer manager;]

•                  the size of the offering in relation to the number of shares outstanding;

•                  [the fact that the rights will be listed on [  ] during the subscription period;]

•                  the market price of our common stock, both before and after the announcement of the rights offering;

•                  the general condition of the securities markets; and

•                  any impact on operating expenses associated with an increase in capital, including an increase in fees payable to the Investment Adviser.

There can be no assurance of the amount of dilution that a stockholder will experience or that the rights offering will be successful.

The purpose of setting the determination of the subscription price upon the expiration of the offer is to attract the maximum participation of stockholders in the offer, with minimum dilution to non-participating stockholders.

[The transferable rights will allow non-participating stockholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for the dilution of their interests.]

We cannot assure you that the current offering will be successful, or that by increasing the size of our available equity capital, our aggregate expenses and, correspondingly, our expense ratio will be lowered. In addition, the management fee we pay to the Investment Adviser is based upon our gross assets, which include any cash or cash equivalents that we have not yet invested in the securities of portfolio companies.

[In determining that this offer was in our best interest and in the best interests of our stockholders, we have retained , the dealer manager for this offering, to provide us with financial advisory, marketing and soliciting services relating to this offer, including advice with respect to the structure, timing and terms of the offer. In this regard, our Board of Directors considered, among other things, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the effect on us if this offer is not fully subscribed and the experience of the dealer manager in conducting rights offerings.]

[Although we have no present intention to do so, we may, in the future and in our discretion, choose to make additional rights offerings from time to time for a number of shares and on terms which may or may not be similar to this offer, provided that our board of directors must determine that each subsequent rights offering is in the best interest of our stockholders. Any such future rights offering will be made in accordance with the 1940 Act.]

Terms of the Offer

We are issuing to record date stockholders [transferable/non-transferable] rights to subscribe for up to approximately shares. Each record date stockholder is being issued [  ] [transferable/non-transferable] right(s) for each whole share owned on the record date. The rights entitle each holder, or rights holder, to acquire at the subscription price [  ] share(s) for every rights held [, which we refer to as the primary subscription right]. Rights may be exercised at any time during the subscription period, which commences on , , the record date, and ends at [  ]p.m., New York City time, on , , the expiration date, unless extended by us.

The rights are [transferable and will be listed for trading on [  ]  under the symbol “ “ during the course of the offer/non-transferable]. The shares of our common stock issued pursuant to an exercise of rights will be listed on the New York Stock Exchange under the symbol “NMFC.” The rights will be evidenced by subscription certificates which will be mailed to stockholders, except as discussed below under “—Foreign Stockholders.”

We will not issue fractional shares upon the exercise of rights; accordingly, rights may be exercised only in multiples of    .

The rights are [transferable/non-transferable]. [Rights holders who are not record date stockholders may purchase shares as described above, which we refer to as the primary subscription, and may be entitled to subscribe for shares pursuant to the over-subscription privilege (as described below).]

[Shares for which there is no subscription during the primary subscription will be offered, by means of the over-subscription privilege, first to record date stockholders who fully exercise the rights issued to them pursuant to this offering (other than those rights that cannot be exercised because they represent in the aggregate the right to acquire less than [  ] share(s)) and who wish to acquire more than the number of shares they are entitled to purchase pursuant to the exercise of their rights. In addition, any non-record date rights holder who exercises rights is entitled to subscribe for remaining shares that are not otherwise subscribed for by record date stockholders. Shares acquired pursuant to the over-subscription privilege are subject to certain limitations and pro-rata allocations. See “—Over-Subscription Privilege” below.]

For purposes of determining the number of shares a record date stockholder may acquire pursuant to the offer, broker-dealers, trust companies, banks or others whose shares are held of record by [  ] (“[  ]”) or by any other depository or nominee will be deemed to be the holders of the rights that are issued to [  ] or the other depository or nominee on their behalf.

There is no minimum number of rights which must be exercised in order for the offer to close.

[Over-Subscription Privilege

Shares not subscribed for by rights holders, which we refer to as remaining shares, will be offered, by means of the over-subscription privilege, first to record date stockholders who have fully exercised the rights issued to them and who wish to acquire more than the number of shares they are entitled to purchase pursuant to the basic subscription. Rights holders should indicate on the subscription certificate that they submit with respect to the exercise of the rights issued to them how many additional shares they are willing to acquire pursuant to the over-subscription privilege. If there are sufficient remaining shares, all record date stockholders’ over-subscription requests will be honored in full. If record date stockholder requests for shares pursuant to the over-subscription privilege exceed the remaining shares available, the available remaining shares will be allocated pro-rata among record date stockholders who over-subscribe based on the number of shares held on the record date. The percentage of remaining shares each over-subscribing stockholder may acquire will be rounded down to result in delivery of whole shares. The allocation process may involve a series of allocations to assure that the total number of remaining shares available for over-subscriptions is distributed on a pro-rata basis. The formula to be used in allocating the remaining shares is as follows:

Stockholder’s Record Date Position	×	Remaining Shares
Total Record Date Position of All Over-Subscribers

Any rights holder, other than a record date stockholder, who exercises rights is entitled to subscribe for remaining shares that are not otherwise over-subscribed for by record date stockholders. These non-record date rights holders should indicate in the subscription certificate submitted with respect to the exercise of any rights how many shares they are willing to acquire pursuant to the over-subscription privilege. We cannot assure non-record date rights holders that they will receive shares pursuant to the over-subscription privilege.

If sufficient remaining shares are available after the over-subscription privileges for the record date stockholders have been allotted, then all over-subscriptions by non-record date rights holders will be honored in full. If the remaining shares are insufficient to permit such allocation, the remaining shares will be allocated pro-rata among the non-record date rights holders who wish to exercise their over-subscription privilege, based on the number of rights held by such rights holders on the expiration date. However, if this pro-rata allocation results in any holder being allocated a greater number of shares than the holder subscribed for pursuant to the exercise of the over-subscription privilege, then such holder will be allocated only such number of shares pursuant to the over-subscription privilege as such holder subscribed for. The formula to be used in allocating the shares available to non-record date rights holders exercising their over-subscription privilege is as follows:

Non-Record Date Rights Holder’s Rights
Ownership as of the Expiration Date
Total Rights Ownership as of the Expiration Date of Non-Record	×
Date Rights Holders Exercising Their Over- Subscription Privilege		Shares Available for Non-Record Date Rights Holders Exercising Their Over-Subscription Privilege

Banks, brokers, trustees and other nominee holders of rights will be required to certify to the subscription agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of rights exercised pursuant to the primary subscription and the number of shares subscribed for pursuant to the over-subscription privilege by such beneficial owner and that such beneficial owner’s primary subscription was exercised in full. We will not offer or sell in connection with this offer any shares that are not subscribed for pursuant to the primary subscription or the over-subscription privilege.]

Subscription Price

The subscription price for the shares to be issued pursuant to the offer will be [describe means of computing subscription price]. [Since the expiration date will be , (unless we extend the subscription period), rights holders will not know the subscription price at the time of exercise and will be required initially to pay for both the shares subscribed for pursuant to the primary subscription right and, if eligible, any additional shares subscribed for pursuant to the over-subscription privilege at the estimated subscription price of $ per share.] See “—Payment for Shares” below. Rights holders who exercise their rights will have no right to rescind a purchase after receipt of their completed subscription certificates together with payment for shares by the subscription agent. We do not have the right to withdraw the rights or cancel this offer after the rights have been distributed.

Expiration of the Offer

The offer will expire at [  ] p.m., New York City time, on , 20 , the expiration date, unless extended by us. The rights will expire on the expiration date of the rights offering and may not be exercised thereafter.

Our Board of Directors may determine to extend the subscription period, and thereby postpone the expiration date, to the extent our board of directors determines that doing so is in the best interest of our stockholders. For example, our Board of Directors may elect to extend the subscription period in the event there is substantial instability or volatility in the trading price of our common stock or the rights on [  ]  at or near the expiration date, or if any event occurs which causes trading to cease or be suspended on [  ]  or the financial markets generally. The foregoing are not the only circumstances under which this offer may be extended, and our Board of Directors is free to extend the subscription period at its discretion, provided it determines that doing so is in the best interests of our stockholders.

Any extension of the offer will be followed as promptly as practicable by announcement thereof, and in no event later than [  ] a.m., New York City time, on the next business day following the previously scheduled expiration date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release or such other means of announcement as we deem appropriate.

Amendments and Waivers; Termination

We reserve the right to amend the terms and conditions of the offering, whether the amended terms are more or less favorable to you. We will comply with all applicable laws, including the federal securities laws, in connection with any such amendment.

We will decide all questions as to the validity, form and eligibility (including times of receipt, beneficial ownership and compliance with other procedural matters) in our sole discretion, and our determination shall be final and binding. The acceptance of subscription certificates and the subscription price also will be determined by us. Alternative, conditional or contingent subscriptions will not be accepted. We reserve the right to reject any exercise if such exercise is not in accordance with the terms of the offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion.

We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

We may, in our sole discretion, terminate the rights offering at any time prior to delivery of the shares of our common stock offered hereby if the subscription price is less than [ ]% of the net asset value attributable to a share of common stock disclosed in the most recent periodic report we filed with the SEC by giving oral or written notice thereof to the subscription agent and making a public announcement thereof. If the offering is terminated, all rights will expire without value and we will promptly arrange for the refund, without interest, of all funds received from holders of rights. All monies received by the subscription agent in connection with the offering will be held by the subscription agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if we determine to terminate the offering and return your subscription payment. [In addition, no amounts paid to acquire rights on [insert name of any applicable exchange on which rights are listed] or otherwise will be returned.]

Dilutive Effects

Any stockholder who chooses not to participate in the offering should expect to own a smaller interest in us upon completion of the offering. The offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their basic subscription rights. Further, because the net proceeds per share from the offering may be lower than our net asset value per share, the offering may reduce our net asset value per share. The amount of dilution that a stockholder will experience could be substantial.

Shares of closed-end investment companies have in the past frequently traded at discounts to their net asset values. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our shares will trade above, at or below our net asset value.

[The transferable feature of the rights will afford non-participating stockholders the potential of receiving cash payment upon the sale of rights, receipt of which may be viewed as partial compensation for the dilution of their interests.]

Information Agent

will act as the information agent in connection with the offering. The information agent will receive for its services a fee estimated to be approximately $    plus reimbursement of all out-of-pocket expenses related to the offering.                   can be contacted at the below address:

Subscription Agent

will act as the subscription agent in connection with this offer. The subscription agent will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $    , plus reimbursement for all out-of-pocket expenses related to the offer.

Completed subscription certificates must be sent together with full payment of the subscription price for all shares subscribed for in the primary subscription and pursuant to over-subscription privilege to the subscription agent by one of the methods described below. Alternatively, an Eligible Guarantor Institution may send notices of guaranteed delivery by facsimile to which must be received by the subscription agent at or prior to [  ] p.m., New York City time, on the expiration date of the rights offering. Facsimiles should be confirmed by telephone at . We will accept only properly completed and duly executed subscription certificates actually received at any of the addresses listed below, at or prior to [  ] p.m., New York City time, on the expiration date of the rights offering or by the close of business on the third business day after the expiration date of the rights offering following timely receipt of a notice of guaranteed delivery. See “—Payment for Shares” below. In this prospectus supplement, close of business means [  ] p.m., New York City time, on the relevant date.

Subscription Certificate Delivery Method	Address/Number
By Notice of Guaranteed Delivery:

Contact an Eligible Guarantor Institution, which may include a commercial bank or trust company, a member firm of a domestic stock exchange or a savings bank or credit union, to notify us of your intent to exercise the rights.

By First Class Mail Only (Not Overnight /Express Mail):

By Overnight Delivery:

Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this prospectus or subscription certificates or notices of guaranteed delivery may be directed to the information agent at its telephone number and address listed below:

Stockholders may also contact their broker-dealers or nominees for information with respect to the offer.

[Sale of Rights

The Rights are Transferable

The rights will be listed for trading on [  ]  under the symbol “ “ subject to notice of issuance. We and the dealer manager will use our best efforts to ensure that an adequate trading market for the rights will exist, although no assurance can be given that a market for the rights will develop. Trading in the rights on [  ]  is expected to be conducted beginning on or about , , and continuing until , (or if the offer is extended, until the extended expiration date). Rights holders are encouraged to contact their broker-dealer, bank, trustee or other nominees for more information about trading of the rights.

Sales Through Subscription Agent and Dealer Manager

Stockholders who do not wish to exercise any or all of their rights may instruct the subscription agent to sell any rights they do not intend to exercise themselves through or to the dealer manager. Subscription certificates representing the rights to be sold through or to the dealer manager must be received by the subscription agent on or before , (or if the offer is extended, on or before two business days prior to the extended expiration date). Upon the timely receipt by the subscription agent of appropriate instructions to sell rights, the subscription agent will ask the dealer manager either to purchase or to use its best efforts to complete the sale and the subscription agent will remit the proceeds of the sale to the selling stockholders. If the rights can be sold, sales of such rights will be deemed to have been effected at the weighted-average price received by the dealer manager on the day such rights are sold. The sale price of any rights sold to the dealer manager will be based upon the then current market price for the rights. The dealer manager will also attempt to sell all rights which remain unclaimed as a result of subscription certificates being returned by the postal authorities to the subscription agent as undeliverable as of the fourth business day prior to the expiration date of the rights offering. The subscription agent will hold the proceeds from those sales for the benefit of such non-claiming stockholders until such proceeds are either claimed or revert to the state pursuant to applicable state law. There can be no assurance that the dealer manager will purchase or be able to complete the sale of any such rights, and neither we nor the dealer manager has guaranteed any minimum sales price for the rights. If a stockholder does not utilize the services of the subscription agent and chooses to use another broker-dealer or other financial institution to sell rights, then the other broker-dealer or financial institution may charge a fee to sell the rights.

Other Transfers

The rights evidenced by a subscription certificate may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. A portion of the rights evidenced by a single subscription certificate (but not fractional rights) may be transferred by delivering to the subscription agent a subscription certificate properly endorsed for transfer, with instructions to register such portion of the rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing such transferred rights. In such event, a new subscription certificate evidencing the balance of the rights, if any, will be issued to the stockholder or, if the stockholder so instructs, to an additional transferee. The signature on the subscription certificate must correspond to the name as written upon the face of the subscription certificate in every particular, without alteration or enlargement, or any change. A signature guarantee must be provided by an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act, subject to the standards and procedures adopted by us.

Stockholders wishing to transfer all or a portion of their rights should allow at least five business days prior to the expiration date of the rights offering for (1) the transfer instructions to be received and processed by the subscription agent, (2) a new subscription certificate to be issued and transmitted to the transferee or transferees with respect to transferred rights, and to the transferor with respect to retained rights, if any, and (3) the rights evidenced by such new subscription certificate to be exercised or sold by the recipients thereof. Neither we nor the subscription agent nor the dealer manager shall have any liability to a transferee or transferor of rights if subscription certificates are not received in time for exercise or sale prior to the expiration date (or if the offer is extended, on or before two business days prior to the extended expiration date) of the rights offering.

Except for the fees charged by the subscription agent [and dealer manager], which will be paid by us, all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or exercise of rights will be for the account of the transferor of the rights, and none of those commissions, fees or expenses will be paid by us, the subscription agent or the dealer manager.

We anticipate that the rights will be eligible for transfer through, and that the exercise of the primary subscription and the over-subscription privilege may be effected through, the facilities of the [   ] (“[  ]”). Holders of [  ] exercised rights may exercise the over-subscription privilege in respect of such [  ] exercised rights by properly completing and duly executing and delivering to the subscription agent, at or prior to [  ] p.m., New York City time, on the day prior to the expiration date of the rights offering, a nominee holder over-subscription certificate or a substantially similar form satisfactory to the subscription agent, together with payment of the subscription price for the number of shares for which the over-subscription privilege is to be exercised.]

Methods for Exercising Rights

Rights are evidenced by subscription certificates that, except as described below under “—Foreign Stockholders,” will be mailed to record date stockholders or, if a record date stockholder’s shares are held by [  ] or any other depository or nominee on their behalf, to [  ] or such depository or nominee. Rights may be exercised by completing and signing the subscription certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription certificate to the subscription agent, together with payment in full for the shares at the estimated subscription price by the expiration date of the rights offering. Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, to guarantee delivery of payment and delivery of a properly completed and duly executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the third business day after the expiration date. A fee may be charged for this service. Completed subscription certificates and related payments must be received by the subscription agent prior to [  ] p.m., New York City time, on or before the expiration date (unless payment is effected by means of a notice of guaranteed delivery as described below under “—Payment for Shares”) at the offices of the subscription agent at the address set forth above. Fractional shares will not be issued upon the exercise of rights.

[Exercise of the Over-Subscription Privilege

Record date stockholders who fully exercise all rights issued to them and rights holders other than record date stockholders, may both participate in the over-subscription privilege by indicating on their subscription certificate the number of shares they are willing to acquire. If sufficient remaining shares are available after the primary subscription, all over-subscriptions will be honored in full; otherwise remaining shares will be allocated first to record date stockholders and then (if any remaining shares are still available) to non-record date rights holders, and the number of remaining shares issued to some or all rights holders participating in the over-subscription privilege may be reduced as described under “—Over-Subscription Privilege” above. ]

Record Date Stockholders Whose Shares Are Held By a Nominee

Record date stockholders whose shares are held by a nominee, such as a bank, broker-dealer or trustee, must contact that nominee to exercise their rights. In that case, the nominee will complete the subscription certificate on behalf of the record date stockholder and arrange for proper payment by one of the methods set forth under “—Payment for Shares” below.

Nominees

Nominees, such as brokers, trustees or depositories for securities, who hold shares for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the subscription agent with the proper payment as described under “—Payment for Shares” below.

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

We reserve the right to reject any exercise if such exercise is not in accordance with the terms of this rights offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

Foreign Stockholders

Subscription certificates will not be mailed to foreign stockholders. Foreign stockholders will receive written notice of this offer. The subscription agent will hold the rights to which those subscription certificates relate for these stockholders’ accounts until instructions are received to exercise the rights, subject to applicable law. If no instructions have been received by the expiration date, such rights will expire.

Payment for Shares

Participating rights holders may choose between the following methods of payment:

(1)         A participating rights holder may send the subscription certificate together with payment for the shares acquired in the primary subscription and any additional shares subscribed for pursuant to the over-subscription privilege to the subscription agent based on the estimated subscription price of    $ per share [( % of $ , the last reported sale price of a share on [  ]  on , )]. To be accepted, the payment, together with a properly completed and executed subscription certificate, must be received by the subscription agent at one of the subscription agent’s offices set forth above, at or prior to [  ] p.m., New York City time, on the expiration date.

(2)         A participating rights holder may request an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act to send a notice of guaranteed delivery by facsimile or otherwise guaranteeing delivery of (a) payment of the full subscription price for the shares subscribed for in the primary subscription and any additional shares subscribed for pursuant to the over-subscription privilege and (b) a properly completed and duly executed subscription certificate. The subscription agent will not honor a notice of guaranteed delivery unless a properly completed and duly executed subscription certificate and full payment for the shares is received by the subscription agent at or prior to [  ] p.m., New York City time, on , (or, if the offer is extended, by the close of business on the third business day after the extended expiration date).

All payments by a participating rights holder must be in U.S. dollars by money order or check or bank draft drawn on a bank or branch located in the U.S. and payable to [  ]. The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares.

The method of delivery of subscription certificates and payment of the subscription price to us will be at the election and risk of the participating rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to [  ] p.m., New York City time, on the expiration date or the date guaranteed payments are due under a notice of guaranteed delivery (as applicable). Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

On a date within business days following the expiration date, the subscription agent will send to each participating rights holder (or, if rights are held by [  ] or any other depository or nominee, to [  ] or such other depository or nominee) a confirmation showing (1) the number of shares purchased pursuant to the primary subscription, (2) the number of shares, if any, acquired pursuant to the over-subscription privilege, (3) the per share and total purchase price for the shares, and (4) any additional amount payable to us by the participating rights holder or any excess to be refunded by us to the participating rights holder, in each case based on the subscription price as determined on the expiration date. Any additional payment required from a participating rights holder must be received by the subscription agent within ten business days after the confirmation date. Any excess payment to be refunded by us to a participating rights holder will be mailed by the subscription agent to the rights holder as promptly as practicable. No interest will be paid on any amounts refunded.

Whichever of the two methods described above is used, issuance of the shares purchased is subject to collection of checks and actual payment. If a participating rights holder who subscribes for shares pursuant to the primary subscription or over-subscription privilege does not make payment of any amounts due by the expiration date, the date guaranteed payments are due under a notice of guaranteed delivery or within ten business days of the confirmation date, as applicable, the subscription agent reserves the right to take any or all of the following actions: (1) reallocate the shares to other participating rights holders in accordance with the over-subscription privilege; (2) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of shares which could be acquired by such participating rights holder upon exercise of the primary subscription and/or the over-subscription privilege; and/or (3) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for shares.

All questions concerning the timeliness, validity, form and eligibility of any exercise of rights will be determined by us, whose determinations will be final and binding. We in our sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

Participating rights holders will have no right to rescind their subscription after receipt of their payment for shares by the subscription agent, except as provided below under “—Notice of Net Asset Value Decline.”

Notice of Net Asset Value Decline

We will suspend the offer until we amend this prospectus if, subsequent to the effective date of this prospectus, our net asset value declines more than 10% from our net asset value as of that date. Accordingly, the expiration date would be extended and we would notify record date stockholders of the decline and permit participating rights holders to cancel their exercise of rights.

Delivery of Stock Certificates

Participants in our dividend reinvestment plan will have any shares that they acquire pursuant to the offer credited to their stockholder dividend reinvestment accounts in the plan. Stockholders whose shares are held of record by [  ] or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of [  ] or the other depository or nominee. With respect to all other stockholders, stock certificates for all shares acquired will be mailed after payment for all the shares subscribed for has cleared, which may take up to 15 days from the date of receipt of the payment.

Federal Income Tax Consequences of the Offer

For federal income tax purposes, neither the receipt nor the exercise of the rights by record date stockholders will result in taxable income to such stockholders, and no loss will be realized if the rights expire without exercise.

A record date stockholder’s basis in a right will be zero unless either (1) the fair market value of the right on the date of distribution is 15% or more of the fair market value of the shares with respect to which the right was distributed or (2) the record date stockholder elects, in his or her federal income tax return for the taxable year in which the right is received, to allocate part of the basis of the shares to the right. If either of clauses (1) or (2) is applicable, then if the right is exercised, the record date stockholder will allocate his or her basis in the shares with respect to which the right was distributed between the shares and the right in proportion to the fair market values of each on the date of distribution.

The holding period of a right received by a record date stockholder includes the holding period of the shares with regard to which the right is issued. If the right is exercised, the holding period of the shares acquired begins on the date the right is exercised.

[If a right is sold, a gain or loss will be realized by the rights holder in an amount equal to the difference between the basis of the right sold and the amount realized on its disposition.]

A record date stockholder’s basis for determining gain or loss upon the sale of a share acquired upon the exercise of a right will be equal to the sum of the record date stockholder’s basis in the right, if any, and the subscription price per share. A record date stockholder’s gain or loss recognized upon a sale of a share acquired upon the exercise of a right will be capital gain or loss (assuming the share was held as a capital asset at the time of sale) and will be long-term capital gain or loss if the share is held for more than one year.

The foregoing is a general summary of the material U.S. federal income tax consequences of the offer under the provisions of the Code and Treasury regulations in effect as of the date of the prospectus that are generally applicable to record date stockholders who are U.S. persons within the meaning of the Code, and does not address any foreign, state or local tax consequences. The Code and Treasury regulations are subject to change or differing interpretations by legislative or administrative action, which may be retroactive. Participating rights holders should consult their tax advisors regarding specific questions as to foreign, federal, state or local taxes.

ERISA Considerations

Stockholders who are employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA (including corporate savings and 401(k) plans), Keogh or H.R. 10 plans of self-employed individuals and individual retirement accounts should be aware that additional contributions of cash to a retirement plan (other than rollover contributions or trustee-to-trustee transfers from other retirement plans) in order to exercise rights would be treated as contributions to the retirement plan and, when taken together with contributions previously made, may result in, among other things, excise taxes for excess or nondeductible contributions. In the case of retirement plans qualified under Section 401(a) of the Code and certain other retirement plans, additional cash contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. It may also be a reportable distribution and there may be other adverse tax and ERISA consequences if rights are sold or transferred by a retirement plan.

Retirement plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a loan, the portion so used is also treated as distributed to the IRA depositor. ERISA contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans should consult with their counsel and other advisers regarding the consequences of their exercise of rights under ERISA and the Code.

[Distribution Arrangements

, which is a broker-dealer and member of the Financial Industry Regulatory Authority, will act as dealer manager for this offer. Under the terms and subject to the conditions contained in the dealer management agreement, the dealer manager will provide financial advisory and marketing services in connection with this offer and will solicit the exercise of rights and participation in the over-subscription privilege. This offer is not contingent upon any number of rights being exercised. We have agreed to pay the dealer manager a fee for its financial advisory, marketing and soliciting services equal to    % of the aggregate subscription price for shares issued pursuant to this offer. In addition, we have agreed to reimburse the dealer manager an aggregate amount up to $ for its expenses incurred in connection with this offer.

The dealer manager will reallow to other broker-dealers that have executed and delivered a soliciting dealer agreement and have solicited the exercise of rights, solicitation fees equal to    % of the subscription price per share for each share issued pursuant to the exercise of rights as a result of their soliciting efforts, subject to a maximum fee based on the number of shares held by each broker-dealer through [  ] on the record date. Fees will be paid by us to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the dealer manager.

We have agreed to indemnify the dealer manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer manager agreement also provides that the dealer manager will not be subject to any liability to us in rendering the services contemplated by the dealer manager agreement except for any act of bad faith, willful misfeasance, or gross negligence of the dealer manager or reckless disregard by the dealer manager of its obligations and duties under the dealer manager agreement. We have also agreed not to directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any of our equity or equity related securities or securities convertible into such securities, other than the rights, the shares and the common stock issued in connection with the reinvestment of dividends or distributions, for a period of days from the date hereof without the prior consent of the dealer manager.

The principal business address of the dealer manager is                  .

Prior to the expiration of this offer, the dealer manager may independently offer for sale shares, including shares acquired through purchasing and exercising the rights, at prices it sets. The dealer manager may realize profits or losses independent of any fees described in this prospectus.

This offering is being conducted in compliance with Rule 5110 of the Conduct Rules of the Financial Industry Regulatory Authority. ]

Additional Dealer Manager Compensation

The dealer manager and/or its affiliates have from time to time performed and may in the future perform various commercial banking, financial advisory and investment banking services for us and our affiliates for which they have received or will receive customary compensation. [Describe any specific transactions and compensation related thereto required to be disclosed by applicable law or regulation.]

Certain Effects of this Offer

the Investment Adviser will benefit from this offer because a portion of the investment advisory fee we pay to the Investment Adviser is based on our gross assets. See “Management—Investment Advisory Agreement” in the accompanying prospectus. It is not possible to state precisely the amount of additional compensation the Investment Adviser will receive as a result of this offer because it is not known how many shares will be subscribed for and because a substantial portion of the proceeds of the offer are expected to be used to repay outstanding indebtedness. However, assuming (1) all rights are exercised, (2) the average value of our gross assets, excluding proceeds from this offer, remains at approximately $ million, (3) the estimated subscription price is $ per share, and (4) all of the proceeds from the offer are invested in additional portfolio companies, and after giving effect to dealer manager fees and other expenses related to this offer, the Investment Adviser would receive additional annualized advisory fees of approximately $ , and the amount of the administrative fee received by the Investment Adviser would not change. of our directors who voted to authorize this offer are interested persons of the Investment Adviser. The other directors who approved this offer are not affiliated with the Investment Adviser.

As a result of the terms of this offer, stockholders who do not fully exercise their rights will own, upon completion of this offer, a smaller proportional interest in us than they owned prior to the offer, including with respect to voting rights. [In addition, because the subscription price per share will likely be less than the net asset value per share, based on our current market price, the offer will likely result in an immediate dilution of net asset value per share for all of our stockholders. If the subscription price per share is substantially less than the current net asset value per share, such dilution could be substantial. Any such dilution will disproportionately affect non-exercising stockholders. If the subscription price is less than our net asset value per share, then all stockholders will experience a decrease in the net asset value per share held by them, irrespective of whether they exercise all or any portion of their rights. This offering will also cause dilution in the dividends per share we are able to distribute subsequent to completion of the offering. See “Dilution.”]

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, District of Columbia. Certain legal matters in connection with the securities offered hereby will be passed upon for the underwriters by                 ,                 ,                 .

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Insert financial information at the time of offering.]

The principal business address of Deloitte & Touche LLP is 30 Rockefeller Center Plaza, New York, New York 10112.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. The registration statement contains additional information about us and the shares of common stock being offered by this prospectus supplement and the accompanying prospectus.

We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, District of Columbia 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, District of Columbia 20549. This information will also be available free of charge by contacting us at 787 Seventh Avenue, 48th Floor, New York, New York 10019, by telephone at (212) 720-0300, or on our website at http://www.newmountainfinance.com. Information contained on our website or on the SEC’s web site about us is not incorporated into this prospectus supplement and the accompanying prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus supplement and the accompanying prospectus.

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New Mountain Finance Corporation

Subscription Rights

PRELIMINARY PROSPECTUS SUPPLEMENT

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[Dealer Manager]